SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement                      ( ) Confidential, for Use
                                                     of the Commission Only (as
                                                     permitted by Rule
                                                     14a-6(e)(2))

(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INTERACTIVE MAGIC, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
2)  Form, Schedule, or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

                             INTERACTIVE MAGIC, INC.
                         215 Southport Drive, Suite 1000
                        Morrisville, North Carolina 27560
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 30, 1999
                                 ---------------

TO THE SHAREHOLDERS OF INTERACTIVE MAGIC, INC.:

         You are invited to attend the Annual Meeting of Shareholders of Interactive Magic, Inc., a North Carolina corporation (the "Company"), to be held at the Company's principal executive office located at 215 Southport Drive, Suite 1000, Morrisville, North Carolina on Thursday, December 30, 1999 at 10:00 a.m., for the following purposes:

         1. To elect a board of five directors;

         2. To amend the Company's Articles of Incorporation to change the Company's name to iEntertainment Network, Inc.;

         3. To reserve an additional 1,000,000 shares of common stock for issuance under the Company's 1998 Stock Plan;

         4. To ratify the Series D preferred stock financing of the Company;

         5. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999; and

         6. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached Proxy Statement.

         The Board of Directors has fixed the close of business on November 30, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. Accordingly, only shareholders of record at the close of business on November 30, 1999 are entitled to notice of and to vote at the meeting. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting, even if you returned a proxy.

         The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

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                       IMPORTANT -- YOUR PROXY IS ENCLOSED

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                      By Order of the Board of Directors



                                      MICHAEL PEARCE,
                                      CHIEF EXECUTIVE OFFICER
Morrisville, North Carolina
December 9, 1999

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                             INTERACTIVE MAGIC, INC.
                         215 Southport Drive, Suite 1000
                        Morrisville, North Carolina 27560
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 30, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL INFORMATION

         The enclosed proxy is solicited by the Board of Directors of Interactive Magic, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the principal executive office of the Company located at 215 Southport Drive, Suite 1000, Morrisville, North Carolina at 10:00 a.m. on December 30, 1999, and any adjournments thereof (the "Meeting").

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive office of the Company is 215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560.

         Copies of this Proxy Statement and accompanying proxy card and other materials were mailed to shareholders on or about December 10, 1999.

REVOCABILITY OF PROXIES

         You have the power to revoke your proxy at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Corporate Secretary), or by attending the Meeting and voting in person.

VOTING OF PROXIES

         When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

         (1) FOR the election of the five nominees for director identified below;

         (2) FOR the amendment of the Company's Articles of Incorporation to change the

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             Company's name to iEntertainment Network, Inc.;

         (3) FOR the reservation of an additional 1,000,000 shares for issuance under the Company's 1998 Stock Plan;

         (4) FOR approval of the Series D preferred stock financing of the Company;

         (5) FOR ratification of the appointment of Ernst & Young LLP, Raleigh, North Carolina, as independent auditors of the Company for the fiscal year ending December 31, 1999; and

         (6) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.

         The Company is not aware of any other business expected to come before the meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the persons acting thereunder.

RECORD DATE

         Only the holders of record of the Company's common stock at the close of business on the record date, November 30, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 14,673,337 shares of common stock were outstanding. Shareholders will be entitled to one vote for each share of common stock held on the Record Date. A quorum will be present at the meeting if a majority of the outstanding shares of Common Stock is present at the meeting in person or by proxy.


SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholder proposals submitted for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must be received by the Company by August 13, 2000 or if the 2000 Annual Meeting of Shareholders is more than 30 days from the date of the 1999 meeting, then proposals must be received a reasonable time before the Company begins to print and mail its proxy materials and must comply with certain rules of the Securities and Exchange Commission. In addition, management's proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice prior to October 26, 2000. Any shareholder proposal submitted for consideration at the 1999 Annual Meeting, including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company's Bylaws, which requires that a shareholder give written notice to the Company at least 50 but not more than 90 days before the meeting date. Any such proposals should be sent via means that afford proof of delivery to: Corporate Secretary, Interactive Magic, Inc., 215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560.

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                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

         The Company's Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be no less than five and no greater than fifteen. The number of directors is currently five, and the number authorized to be elected at the Meeting is five. Therefore, five directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. The Company is not aware of any nominee who will be unable or will decline to serve as director. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. Under the Company's Bylaws, shareholders desiring to nominate a person for election at the Annual Meeting were required to give notice to the Secretary by November 11, 1999. Because no timely notice has been received, shareholder nominations will not be permitted.

         None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

         The names of the Company's directors and nominees for director and certain information about them are set forth below.

        Name of Nominee                                     Age   Director Since
        ---------------                                     ---   --------------

        Jacob Agam.....................................      44         1999
        Marc Goldfarb..................................      35         N/A
        Michael Pearce.................................      38         N/A
        W. Joseph McClelland...........................      52         1997
        J.W. Stealey...................................      50         1995

        Current Directors Not Standing for Re-election
        ----------------------------------------------

        J. Nicholas England III........................      52         1997
        David H. Kestel................................      65         1997


         JACOB AGAM was elected as Chairman of the Board in August 1999. Mr. Agam also serves as the Chairman of Vertical Financial Holdings, a member of the Vertical Group. The Vertical Group is a private international merchant banking firm specializing in providing equity capital to mid-sized growth companies operating in a variety of industries, including technology. Mr. Agam has also served since October 1996 as the Chairman of the Board and since April


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1998 as the Chief Executive Officer of IAT Multimedia, Inc., a publicly traded marketer of personal computers and PC components and peripherals. Mr. Agam has also served as the Chairman of the Board of Gruppo Spigadoro NV, a privately held Dutch holding company engaged in the food and animal feed business, since its inception in August 1998. Mr. Agam received his J.D. from Tel Aviv University in 1984 and his L.L.M. in Securities and Corporate Finance from the University of Pennsylvania in 1986.

         MARC S. GOLDFARB is a director nominee. Mr. Goldfarb has served as a director of IAT Multimedia, Inc., a public company, since September 1999. Since August 1998, Mr. Goldfarb has been the President and Managing Director of Orida Capital USA, Inc., a consulting firm that is the U.S. representative of the Vertical Group. Prior to joining Orida Capital, Mr. Goldfarb was a corporate and securities attorney for over 10 years, most recently as a partner at Bachner, Tally & Polevoy LLP in New York, where he specialized in corporate finance, venture capital and mergers and acquisitions. Mr. Goldfarb holds a B.S. degree in Management and Industrial Relations from Cornell University and a J.D. degree from the University of Pennsylvania Law School.

         MIKE PEARCE is a director nominee. Mr. Pearce has served as Chief Executive Officer of the Company since November 1999. Prior to joining iEntertainment Network, Mr. Pearce held a variety of technology industry positions, including serving as Senior Vice President of Sales and Marketing at VocalTec Communications Inc., a public company specializing in Internet telephony, from 1996-1998. He also provided consulting services to VocalTec during 1999. Previously, Mr. Pearce served as Senior Vice President of Sales and Marketing for Ventana Communications, Inc., a publisher of software and computer reference books, from 1995-1996. During 1990-1993, he was Vice President, Sales at Librex Computer Systems, a wholly-owned subsidiary of Nippon Steel, Tokyo, Japan, engaged in the manufacture and marketing of portable computers. From 1987-1990, Mr. Pearce was employed by Hyundai Electronics America, a wholly-owned subsidiary of Hyundai Group, Seoul, Korea, ultimately in the capacity of National Sales Manager for this manufacturer of personal computers and peripherals.

         W. JOSEPH MCCLELLAND has served as a director of the Company since February 1997. Since 1990, Mr. McClelland has been Vice President and a Member of the Board of GEC-Marconi Defense Systems Inc., an Arlington, Virginia-based subsidiary of GEC-Marconi Ltd., which produces and sells electronic warfare equipment to government customers. From 1988 to 1990, he was Director, Avionics, Armament and Electronic Combat, at the HQ United States Air Force Systems Command at Andrews Air Force Base in Maryland, where he supervised headquarters staff and provided corporate oversight of advanced programs. From 1986 to 1988, he was Director, United States Air Force Research and Development Liaison Office in London, England, where he initiated and managed U.S./U.K. cooperative research and development programs. Mr. McClelland received a B.S. in Engineering Mechanics and Mathematics from the United States Air Force Academy. He received an M.S. in Applied Mechanics from the University of Utah. Mr. McClelland is a graduate of the United States Air Force Test Pilot School.


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

         J. W. STEALEY served as Chairman of the Board of Directors and Chief Executive Officer of the Company from January 1995 to August 1999. Previously, he was founder, Chairman and Chief Executive Officer of MicroProse, Inc., a developer and publisher of flight simulation and strategy software titles from 1982 to 1993. Prior to 1982, Mr. Stealey was Group Director of Business Development of General Instruments. Prior to joining General Instruments Corporation, Mr. Stealey held management consulting positions with Cresap, McCormick and Paget and McKinsey & Co. in New York, New York. Mr. Stealey earned a B.S. degree in Aeronautical Engineering from the United States Air Force Academy. After graduation from the Academy, Mr. Stealey spent six years as an operational pilot in the United States Air Force. Mr. Stealey also received an M.B.A. in finance and strategic management from the Wharton School of Business of the University of Pennsylvania.

DIRECTORS NOT STANDING FOR RE-ELECTION

         J. NICHOLAS ENGLAND III has served as a director of the Company since February 1997. Since 1993, Mr. England has been a Research Professor in the Department of Computer Science at the University of North Carolina at Chapel Hill. From 1987 to 1993, he worked as Director of Product Development for advanced graphics, imaging and visualization hardware and software for Sun Microsystems, Inc. Previously, Mr. England founded two computer graphics companies. He received a B.S. in Electrical Engineering from North Carolina State University.

         DAVID H. KESTEL, CLU, has served as a director of the Company since February 1997. Since 1992, Mr. Kestel has served as President of The Kestel Group, Inc., an estate planning, executive compensation and employee benefits company based in Potomac, Maryland. From 1978 to 1992, he worked at Blue Cross and Blue Shield of the National Capital Area, most recently as Senior Vice President, Marketing, and served as President of two domestic life insurance companies and two offshore reinsurance companies. Mr. Kestel received a B.B.A. and an M.B.A. from the University of Michigan. Mr. Kestel is a Member, Chartered Life Underwriter.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the fiscal year ended December 31, 1998, the Board of Directors held seven formal meetings, excluding actions by unanimous written consent. Each Member of the Board attended at least 75% of the fiscal 1998 meetings of Board of Directors and Board committees of which he was a member.

         The Board of Directors has created an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Messrs. England and McClelland. During 1998, the Audit Committee held two formal meetings, excluding actions by unanimous consent. The Audit Committee recommends the appointment of independent auditors to the Board of Directors and reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee currently consists of Messrs. Stealey, Kestel and McClelland. During 1998, the Compensation Committee held three formal meetings, excluding actions by unanimous consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for all officers of the Company except those officers who are also members of the Executive or


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Compensation and Benefits Committees.

VOTE REQUIRED

         The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company. In accordance with North Carolina law, votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). Withheld votes and broker non-votes, if any, are not treated as votes cast and therefore, will have no effect on the proposal to elect directors.

         THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE MANAGEMENT NOMINEES LISTED ABOVE.


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            PROPOSAL NO. 2 - APPROVAL OF AMENDMENT OF THE ARTICLES OF
                   INCORPORATION TO CHANGE THE COMPANY'S NAME

         The Board of Directors of the Company has authorized an amendment to the Company's Articles of Incorporation changing the Company's name to "iEntertainment Network, Inc." The Board also recommended that the proposed amendment be submitted to the Company's shareholders for consideration at the Meeting. To effect the name change, the Articles would be amended by deleting
Article I in its entirety and inserting the following in lieu thereof:

          "The name of the corporation is iEntertainment Network, Inc."


                  The Board is recommending the proposed change so that the name of the Company will reflect the operating name of its major business. The name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any stock certificates they hold. Management has chosen iEntertainment Network, Inc. as the Company's primary operating name and plans to use it as its universal brand name for its key businesses. Accordingly, the Board believes alignment of the Company's name with its operating name will enhance the Company's brand equity and strengthen recognition of the Company by its customers, partners and shareholders.

         If the proposal is approved, officers of the Company will promptly make appropriate filings in the State of North Carolina and take any other actions necessary to implement the name change.



VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the shares of the Company's outstanding common stock will be required to approve this proposal. In accordance with North Carolina law, votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes and broker non-votes, if any, will have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED NAME CHANGE.


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                     PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT
                             TO THE 1998 STOCK PLAN

         The Company's 1998 Stock Plan (the "1998 Plan") was adopted by the Board of Directors and approved by the shareholders of the Company in May 1998. A total of 1,800,000 shares of common stock have been reserved for issuance under the 1998 Plan, 1,000,000 of which are subject to shareholder approval at the Meeting. As of November 30, 1999, 26,347 shares had been issued upon exercise of options granted under the 1998 Plan, and options for 323,250 shares were outstanding thereunder at a weighted exercise price of $3.01 per share. Absent shareholder approval of this proposal, only 450,403 shares remain available for issuance under the 1998 Plan as incentive stock options and all future grants from the 1,000,000 shares subject to this proposal will not qualify as incentive stock options.

         The 1998 Plan provides for grants to employees of incentive stock options. In addition, the Plan provides for grants of nonqualified stock options and stock purchase rights to employees, directors and consultants of the Company. As of November 30, 1999, approximately 60 persons were eligible to receive grants under the 1998 Plan. The Plan is administered by the Board of Directors or by a Committee appointed by the Board. The administrator determines the terms of options and stock purchase rights granted, including the exercise price and the number of shares subject to option or stock purchase right. The exercise price of incentive stock options granted under the Plan must be at least equal to the fair market value of the Company's common stock on the date of the grant. The maximum term of options granted under the plan is 10 years.

         In the event of a merger of the Company with or into another corporation, all outstanding options will automatically become fully vested and exercisable.

         The Board may amend the 1998 Plan at any time or may terminate it without the approval of the shareholders, except as otherwise provided by law. However, no action by the Board or the shareholders can alter any option previously granted. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to an option. The 1998 Plan will expire by its terms in May 2008.


TAX CONSEQUENCES OF OPTIONS

         An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee's alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option's exercise price, and therefore may subject the optionee to the alternative minimum tax.


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Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option's exercise or (2) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee's holding period with respect to such shares.

         All other options that do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee's holding period with respect to such shares.

         The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee and the Company with respect to the grant and exercise of options under the 1998 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.


PROPOSED AMENDMENT

         The Board of Directors has adopted an amendment to the 1998 Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, from 800,000 shares to 1,800,000 shares (the "Share Amount Amendment"). Without giving effect to the Share Amount Amendment, as of November 30, 1999, only 450,403 shares remained available for future grant as incentive stock options under the 1998 Plan, which will not allow the Company to meet its anticipated needs with respect to the issuance of such additional options to employees and consultants of the Company. Absent shareholder approval, all future grants from the 1,000,000 additional shares subject to this proposal will fail to qualify for favorable tax treatment as incentive stock options.

         At the Meeting, the shareholders are being asked to approve the Share Amount Amendment.


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VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented and voting on this proposal at the Meeting will be required to approve the Share Amount Amendment. Failure to obtain shareholder approval of the Share Amount Amendment will prevent the Company from granting incentive stock options out of the additional 1,000,000 shares, but will not necessarily prevent the Company from otherwise granting other awards under the 1998 Plan.

         In accordance with North Carolina law, votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will not affect the approval of this proposal.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1998 PLAN.


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      PROPOSAL NO. 4 -- RATIFICATION OF SERIES D PREFERRED STOCK FINANCING

         On November 9, 1999, the Company entered into a Securities Purchase and Exchange Agreement (the "Agreement") with RGC International Investors, LDC ("RGC") pursuant to which the Company issued 4,910.844 shares of its Series D preferred stock, with a stated value of $1,000 per share, to RGC in exchange for $1,100,000 in cash and the cancellation of $3,810,844 of the Company's outstanding obligations to RGC under a convertible note (the "Note") issued on January 26, 1999 (the "Exchange"). As a part of the Exchange, the Company granted RGC the right to have the shares of common stock underlying the Series D preferred stock registered for resale, which the Company intends to commence promptly after the Meeting.


REASONS FOR THE EXCHANGE

         The Board of Directors believes that the Exchange improves the Company's financial position by eliminating debt, decreasing debt-service expenses and by strengthening the Company's balance sheet. The Exchange also helped the Company comply with Nasdaq's net tangible assets requirement, thereby reducing the likelihood that the stock would be delisted. Nasdaq has required the Company to maintain total net tangible assets of a value greater than $3,700,000. After giving effect to the Exchange, and certain other transactions undertaken by the Company in early November 1999, the Company had total net tangible assets in excess of $3,700,000 on a pro forma basis as of September 30, 1999.


TERMS OF THE SERIES D PREFERRED STOCK

         The terms of the Series D preferred stock are complex. Any summary of these terms will be general in nature and must be qualified by reference to the actual terms as set forth in the Company's Articles of Amendment establishing the Series D preferred stock, a copy of which is attached hereto as Appendix A. We urge you to read Appendix A if you want a full understanding of the exact terms of the Series D preferred stock.

         DIVIDENDS

         There are no dividends automatically payable on the Series D preferred stock. No dividends may be paid upon the common stock while any Series D preferred stock is outstanding.

         LIQUIDATION PREFERENCE

         Upon a change in control, liquidation, dissolution or winding up of the Company, before anything can be paid to the holders of common stock, the holders of the Series D preferred stock will be entitled to receive $1,000 per share, plus an amount equal to a 6% annual return on that amount since November 1999 and any penalty amounts due thereunder, if any.

         REDEMPTION

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         The Series D preferred stock must be redeemed by the Company if it is requested to do so by the holders of a majority of the outstanding Series D preferred stock upon:

         (1) failure by the Company to comply with certain terms of the Articles, the Securities Purchase and Exchange Agreement or the related Registration Rights Agreement with respect to the Series D preferred stock;

         (2)  bankruptcy of the Company;

         (3)  certain changes in control of the Company; or

         (4) failure by the Company to obtain shareholder approval of this proposal.

In any such event, the redemption price would be equal to the greater of (1) $1,200 per share, plus an amount equal to a 6% annual return since November 1999 on the $1,000 paid for each share and any penalty amounts due under the terms of the Series D preferred stock (including, but not limited to, as a result of the failure to convert or deliver shares on a timely basis), and (2) the "parity value" of the shares, which equals the product of (a) the number of shares of common stock into which the Series D preferred stock could have been converted multiplied by (b) the highest reported closing price per share of the common stock between the event triggering the right to request redemption and the payment of the redemption price.

         CONVERSION

         Prior to shareholder approval of this proposal, the Series D preferred stock is convertible into a maximum of 436,103 shares of common stock. At any time after shareholder approval of this proposal, a holder of Series D preferred stock may convert all of those shares into common stock. Each share of Series D preferred stock was initially convertible into 1,000 shares of common stock. The number of shares of common stock issuable upon conversion of a share of Series D preferred stock increases over time to provide the holder additional common stock equal to a 6% annual return since November 1999 and any penalty amounts otherwise due thereunder. Subject to certain conditions, the Series D preferred stock will automatically convert into common stock in November 2002.

         VOTING

         The Series D preferred stock has no voting rights other than as provided by law and except that the approval of the holders of a majority of the outstanding Series D preferred stock is required for:

         (1)  any adverse change to the rights of the Series D preferred stock;

         (2)  the creation of securities having senior or equal rights;

         (3) an increase in the authorized number of shares of Series D preferred stock;

         (4)  an increase in the par value of the common stock; or

         (5) any action that would result in certain taxes being imposed on the Series D preferred stock.


PROPOSAL

         This proposal is submitted for shareholder ratification pursuant to Nasdaq Marketplace Rule 4310(c)(25)(H)(i), which is one of several non-quantitative designation criteria required of a Nasdaq SmallCap Market issuer, such as the Company. One of the events that necessitate prior shareholder ratification pursuant to Rule 4310(c)(25)(H)(i) is as follows:

         in connection with a transaction other than a public offering involving ... the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         Due to a Nasdaq Marketplace Rule similar to the rule set forth above, the Note was convertible into a maximum of 2,119,889 shares of common stock. Prior to the Exchange, the Company had issued 1,683,786 shares of common stock upon partial conversion of the Note, leaving 436,103 shares of common stock available for issuance upon conversion of the Note. Because the Note was exchanged for Series D preferred stock, the maximum number of shares of common stock the Company can issue upon conversion of the Series D preferred stock is 436,103 shares of common stock. As a result, and because the Series D preferred stock is potentially convertible into more than 4,910,844 shares of common stock, we are seeking shareholder ratification of the issuance of the Series D preferred stock and the common stock issuable upon conversion thereof. Absent such ratification, the Company is limited pursuant to the terms of the Series D preferred stock to issuing no more than 436,103 shares of common stock upon conversion of shares of Series D preferred stock.

         If the shareholders fail to ratify this proposal, the holders of the Series D preferred stock may demand redemption of the stock on the terms described above. In this case, it is likely that the Company will not be in compliance with Nasdaq's net tangible assets requirement. That noncompliance would likely lead to the delisting of the stock from the Nasdaq SmallCap Market. Should the Common Stock be delisted from Nasdaq SmallCap Market trading, the market price of the common stock may be adversely impacted and you may find it difficult to dispose, or obtain accurate quotations as to the market value, of your shares of Common Stock. In addition, the Company could find it more difficult to obtain future financing.


VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the shares of the Company's common stock present or represented and voting on this proposal at the Meeting will be required to ratify this proposal. In accordance with North Carolina law, votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will not affect the approval of this proposal.

         Holders of a majority of the Company's outstanding common stock, including director J.W. Stealey and entities affiliated with Chairman of the Board Jacob Agam, have entered into a Voting Agreement to approve this proposal. Therefore, this proposal will be approved.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SERIES D PREFERRED STOCK FINANCING.

                   PROPOSAL NO. 5 -- RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS


         The Board of Directors of the Company has appointed the firm of Ernst & Young LLP, Raleigh, North Carolina, to serve as the independent auditors of the Company for the fiscal year ending December 31, 1999, and recommends that the shareholders ratify such action. Ernst & Young has audited the accounts of the Company since 1995 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Ernst & Young are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Ernst & Young. In accordance with North Carolina law, votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will not affect the approval of this proposal.

         If the appointment of Ernst & Young is not ratified by the shareholders, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                OTHER INFORMATION

PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

         The following table sets forth certain information regarding the ownership of shares of the Company's common stock as of the Record Date by (1) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (2) each director and director nominee of the Company, (3) each of the Named Officers, as listed under "-- Executive Compensation -- Summary Compensation" below, and (4) all directors and executive officers of the Company as a group. As of the Record Date, the Company had outstanding 14,673,337 shares of Common Stock. Share ownership includes shares issuable upon exercise of options and warrants that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of stock indicated below.

------------------------------------------- -------------------------------- -----------------------------
Name and Address                            Shares Beneficially Owned        Percent of Shares Outstanding
------------------------------------------- -------------------------------- -----------------------------
J.W. Stealey                                         3,954,367 (1)                             26.1%
  215 Southport Drive
  Morrisville, NC 27560
  Director
------------------------------------------- -------------------------------- -----------------------------
Vertical Financial Holdings                          2,745,649 (2)                             18.7%
  Hambrechtikerstrasse 61
  Ch-8640 Rapperswil
  Switzerland
------------------------------------------- -------------------------------- -----------------------------
Elliott Bossen                                         1,066,880                                7.3%
------------------------------------------- -------------------------------- -----------------------------
Robert L. Pickens (3)                                 252,588 (4)                               1.7%
------------------------------------------- -------------------------------- -----------------------------
Joseph Rutledge                                       266,663 (5)                               1.8%
------------------------------------------- -------------------------------- -----------------------------
Raymond Rutledge                                      242,019 (6)                               1.6%
------------------------------------------- -------------------------------- -----------------------------
Doug Kubel (7)                                        187,582 (8)                               1.3%
------------------------------------------- -------------------------------- -----------------------------
Michael Pearce                                        133,333 (9)                               0.9%
------------------------------------------- -------------------------------- -----------------------------

------------------------------------------- -------------------------------- -----------------------------
J. Nicholas England III                               66,000 (9)                                0.4%
  Director
------------------------------------------- -------------------------------- -----------------------------
David H. Kestel                                       66,000 (9)                                0.4%
  Director
------------------------------------------- -------------------------------- -----------------------------
W. Joseph McClelland                                  66,000 (9)                                0.4%
  Director
------------------------------------------- -------------------------------- -----------------------------
All directors and executive officers as a          4,285,700                                   27.7%
group (5 directors and 2 executive
officers) (10)
------------------------------------------- -------------------------------- -----------------------------

(1) Includes 228,750 shares subject to options and 236,389 shares subject to warrants. Excludes 600,000 shares held in trusts for Mr. Stealey's children. Mr. Stealey has neither voting power nor dispositive power over the shares held in the trusts. Mr. Stealey disclaims beneficial ownership of the shares held in the trusts.
(2) Includes 427,394 shares owned by entities beneficially owned by Vertical Financial Holdings and 1,220,084 shares owned by other entities over which Vertical Financial Holdings has voting power pursuant to a proxy agreement.
(3)  Mr. Pickens resigned as President effective October 23,1998.
(4)  Includes 13,845 shares subject to warrants.
(5) Includes 260,000 shares subject to options. Mr. Rutledge left the Company in October 1999.
(6) Includes 232,813 shares subject to options. Mr. Rutledge left the Company in October 1999.
(7)  Mr. Kubel resigned as Vice President effective March 15, 1999.
(8)  Includes 180,000 shares subject to options.
(9)  Consists of shares subject to warrants or options.
(10) Includes the shares discussed in the relevant footnotes above.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

         The following table sets forth all compensation paid by the Company for services rendered to it in all capacities for the fiscal years ended December 31, 1997 and 1998 to the

Company's Chief Executive Officer, the Company's four other highest-paid executive officers who earned at least $100,000 in the respective fiscal year and up two additional executive officers who otherwise would have been includable in such table on the basis of their 1998 compensation but for the fact that they were no longer executive officers of the Company at the end of 1998 (collectively, the "Named Officers").

                                           SUMMARY COMPENSATION TABLE

                                   ----------------------------------------- ---------------------------
                                             Annual Compensation                  Long Term Awards
------------------------- -------- ----------------------------------------- --------------------------- -------------
                                                             Other                        Securities     All Other
                                                             Annual                       Underlying     Compensation
Name and Principal         Year    Salary $   Bonus $(2)     Compensation                 Options /      ($)
Position                                                                                  SARs
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
J.W. Stealey,             1998     170,742          -        14,306(3)                     50,000
  Chief Executive
  Officer(1)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
                          1997     160,000          -        25,380(3)                          -             -
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
Robert L. Pickens         1998     138,750       20,000       7,215(3)
  President (4)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
                          1997     114,000          -         5,071(3)                          -            3,833(4)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
Joseph Rutledge,          1998     125,000       12,508            -                         50,000
  Senior Vice
  President,
  Technology (5)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
Raymond Rutledge,         1998     120,000    24,396               -                         50,000
  Vice President
  Licensing (5)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------
Douglas B. Kubel,         1998     120,000    14,746               -                         30,000
  Vice President (6)
------------------------- -------- ---------- -------------- --------------- ------------ -------------- -------------

(1) Mr. Stealey resigned as Chief Executive Officer in August 1999.
(2) Amount paid during year, earned in prior year.
(3) Use of Company auto and country club expenses
(4) Mr. Pickens resigned as President in October 1998.
(5) Joseph and Raymond Rutledge left the Company in October 1999.
(6) Mr. Kubel resigned in March 1999.

    OPTION GRANTS, EXERCISES AND HOLDINGS AND FISCAL YEAR-END OPTION VALUES

     No options were exercised by the Named Officers during 1998. The following table summarizes all option grants during the year ended December 31, 1998 to the Named Officers:

------------------------- --------------- ----------------- -------------- --------------- -------------------------------
                                          % of Total
                          Number          Options
                          Of Securities   Granted to                                       Potential Realizable Value at
                          Underlying      Employees in      Exercise or                    Assumed Annual Rates of Stock
                          Options         Fiscal Year       Base Price     Expiration        Price Appreciation for the
Name                      Granted         (1)               ($ / Share)    Date(2)                 Option Term(3)
------------------------- --------------- ----------------- -------------- --------------- -------------------------------
                                                                                                 5%             10%
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------
Douglas Kubel                     30,000          6%           $4.1250        10/8/03           $77,826        $197,226
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------
Robert Pickens
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------
Joseph Rutledge                   50,000        10%            $4.1250        10/8/03          $129,710        $328,709
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------
Raymond Rutledge                  50,000        10%            $4.1250        10/8/03          $129,710        $328,709
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------
J.W. Stealey                      50,000        10%            $4.1250        10/8/03          $129,710        $328,709
------------------------- --------------- ----------------- -------------- --------------- --------------- ---------------

(1) Based upon 484,750 total options granted.
(2) Options granted in October 1998, vesting ratably over five years.
(3) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not be necessarily achieved.

       The following table sets forth certain information concerning the number and value of unexercised options held by the Named Officers as of December 31, 1998:

                                 Number of Securities                   Value of Unexercised
                          Underlying Unexercised Options at             In-the-Money Options
                                  December 31, 1998                   at December 31, 1998(1)
                         ------------------------------------- --------------------------------------
                            Exercisable       Unexercisable       Exercisable         Unexercisable
                         ----------------- ------------------- ------------------- -------------------
Name
------------------------ ----------------- ------------------- ------------------- -------------------
Douglas Kubel                      97,554              82,446           $ 270,391           $ 160,829
------------------------ ----------------- ------------------- ------------------- -------------------
Robert Pickens                     62,813              64,687           $ 206,089           $ 212,238
------------------------ ----------------- ------------------- ------------------- -------------------
Joseph Rutledge                   138,125             111,875           $ 453,188           $ 210,812
------------------------ ----------------- ------------------- ------------------- -------------------

------------------------ ----------------- ------------------- ------------------- -------------------
Raymond Rutledge                  124,938             105,062           $ 409,921           $ 188,458
------------------------ ----------------- ------------------- ------------------- -------------------
J.W. Stealey                       37,500             243,750           $ 123,038           $ 643,494
------------------------ ----------------- ------------------- ------------------- -------------------

(1) Options are considered in-the-money if the market value of shares covered thereby is greater than the option exercise price. Value is calculated based on the difference between the fair market value of the shares of Common Stock at December 31, 1998 ($4.28), as quoted on the Nasdaq Stock Market, and the exercise price of the options.


EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with J. W. Stealey and Robert L. Pickens effective January 1995. Each employment agreement had an initial term of three years that automatically renewed for an additional one-year term. During the term of employment, the parties had the right to terminate the employment for any reason upon notice. If the termination was for any reason other than voluntary termination by the employee or by the Company for cause, the Company was obligated to make the following payments to the employee:

         (1) any unpaid base compensation for services performed prior to the date of termination;

         (2) the amount of any accrued annual vacation pay and other accrued but unpaid benefits; and

         (3) an amount as liquidated damages equal to twice the amount of the employee's (A) annual base salary then in effect, (B) any earned incentive compensation due but unpaid, and (C) such incentive compensation as would have been earned from January 1 of the year of termination through the date of termination pursuant to performance criteria established by the Board of Directors.

With respect to Mr. Pickens, the Company's failure to extend his employment agreement for an additional year on an anniversary of the effective date would have been a termination by the Company without cause. If the termination was voluntary by the employee or by the Company for cause, the Company would have had to pay the employee

         (1) any unpaid compensation for services performed prior to the date of termination,

         (2)  the amount of any accrued annual vacation pay, and

         (3) such incentive compensation as would have been earned from January 1 of the year of termination through the date of termination pursuant to performance criteria established by the Board of Directors.

Voluntary termination did not include termination by the employee as a result of

         (1) a material change in the employee's duties, responsibilities or authority, including the sale or other disposition of a substantial part of the business of the Company that would decrease the scope of the employee's position,

         (2) failure to obtain the assumption of the obligation to perform the agreement by any successor,

         (3)  breach of the employment agreement by the Company, or

         (4) relocation of the employee's office to a location more than 50 miles from the employee's residence or the Company's principal offices.

The employment agreements each included a non-competition provision, effective during the term of the employment agreement and for a period of one year (two years for Mr. Stealey) following termination of employment, pursuant to which the employee cannot compete with the Company within 250 miles of any location at which the Company maintains its principal administrative headquarters by becoming interested, directly or indirectly, as a partner, officer, director, shareholder, advisor, employee or in any other capacity with any competitive business engaged in the design, manufacture or sale of games used on personal computers. The employment agreements each prohibited disclosure of any confidential information about the Company. The Company and Mr. Pickens terminated his agreement when he left the Company in October 1998, and the Company and Mr. Stealey terminated his agreement when he left the Company in August 1999. The terms of Mr. Stealey's severance are described in "Certain Transactions".

     In November 1998, the Company entered into a severance agreement with Mr. Pickens, pursuant to which the Company agreed to pay Mr. Pickens severance equal to 100% of his salary through December 31, 1998 and 50% of his salary thereafter through March 31, 1999. The Company also agreed to accelerate the vesting of Mr. Picken's right to purchase 9,750 shares and extended the exercise date on these options (together with 53,062 existing options that were already vested) until March 31, 2000.

     The Company entered into an employment agreement with Michael Pearce in November 1999. The agreement has an initial term of three years that automatically renews for additional one-year terms absent notice of non-renewal by either party at least sixty days prior to expiration of the term. In lieu of receiving the stated annual salary for his position of $180,000, pursuant to the agreement Mr. Pearce elected instead to receive options to purchase a total of 800,000 shares of common stock with an exercise price of $1.09 per share. These options are exercisable as follows: 133,333 are immediately exercisable, 133,333 become exercisable on the first anniversary of the grant date and 266,667 become exercisable on each of the second and third anniversaries of the grant date. If Mr. Pearce is terminated because of death, extended illness, disability or without cause, all of these options that would have vested at any time during the calendar year of termination become fully exercisable, provided Mr. Pearce, or his estate, must exercise such options within six months following termination. Mr. Pearce and his family are entitled to participate in such employee benefit plans as the Company may offer from time to time to its senior officers.


COMPENSATION OF DIRECTORS

         The Company reimburses each director for out-of-pocket expenses incurred in connection with the rendering of services as a director. In 1998, the Company granted warrants to purchase shares of Common Stock to each non-officer director at an exercise price equal to fair market value at the date of grant as follows:

         NAME                     OPTION SHARES
         ----                     -------------
         J. W. Stealey                 834
         Avi Suriel                 75,000
         Joseph McClelland          12,500
         J. Nicholas England        12,500
         David Kestel               12,500

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company established a Compensation Committee in May 1998. The Compensation Committee is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in 1998.

         COMPENSATION PHILOSOPHY

         The Company's executive compensation program has three objectives:

         (1) to align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of the executive officers' potential total compensation on the Company's performance;

         (2) to attract and retain highly talented and productive executive officers; and

         (3) to provide incentives for superior performance by the Company's executive officers.

To achieve these objectives, the Company has developed a flexible compensation program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of equity. In addition to these elements of compensation, executive officers participate in the Company's general benefit programs that are offered to all employees.

         Each year, the Compensation Committee reviews the Company's executive compensation program. In its review, the Compensation Committee studies the compensation packages for executive officers of companies

         --at a comparable stage of development (the Company is currently in an early, risky stage of development, calling for skilled management, but providing significant opportunity via long-term equity compensation), and

         --in the Company's geographic area (the employment market in the Research Triangle area is extremely competitive, with one of the lowest unemployment rates in the nation).

The Compensation Committee assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous year, which was good in 1997 and the first half of 1998, although it has struggled since. In its review, the Compensation Committee does not refer directly to data for the companies whose stocks are included in the performance graph below, because it believes that they represent too broad a spectrum of companies to be relevant in the context of executive compensation.

         EXECUTIVE OFFICER COMPENSATION PROGRAM

         Each element of the Company's executive officer compensation program is discussed in more detail below.

         BASE SALARIES. The Compensation Committee reviews the base salaries of the Company's executive officers at least annually. The base salaries for the Company's executive officers for 1998 were established at the beginning of that year, or when the executive joined the Company, in the case of executive officers who joined the Company during the year. In addition to considering the factors discussed above that provide the basis of the Company's executive officer compensation philosophy generally, the Compensation Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Compensation Committee also measures individual performance based on a number of factors, including

         --the Company's historic and recent financial and operational performance,

         --the individual's contributions to that performance,

         --the individual's performance relative to other goals, and

         --other contributions of the individual to the Company's overall performance.

The Compensation Committee gives each of these factors relatively equal weight, without confining its analysis to a strict mathematical formula. As is typical of most corporations, the actual payment of an executive officer's base salary is not conditioned on the achievement of any performance targets or goals.

         SHORT-TERM INCENTIVE COMPENSATION. The Compensation Committee intends to motivate executive officers with short-term incentive compensation in the form of cash bonuses for the achievement of individual or Company performance goals. Because the Company has been in an early stage of development, it has not historically paid cash bonuses. In 1998, however, the Company did pay some cash bonuses to executive officers because of its successful growth during 1997. The Compensation Committee does not follow a strict mathematical formula in determining potential cash bonuses for executive officers, but establishes general target bonus levels based in relatively equal measures on

         --achievement of Company financial goals,

         --achievement of Company operational goals,

         --Company stock price performance, and

         --individual performance goals.

Because of the dynamic nature of the Company's markets, these goals might change during any fiscal year to better reflect the environment in which the Company and its executive officers are operating, and to continue to provide the executive officers appropriate short-term incentives.

         LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation plan for its executive officers is based on the Company's stock plans. The Compensation Committee believes that paying a portion of executive officers' potential total compensation in the form of stock and stock options achieves three important objectives:

         (1) it aligns the interests of the Company's executive officers directly with those of the Company's shareholders;

         (2) it gives the Company's executive officers a significant long-term interest in the Company's success; and

         (3) it helps the Company hire, motivate and retain high quality executive officers.

         In determining the number of shares or stock options to grant to an executive officer, the

Compensation Committee primarily considers

         --the executive officer's past performance,

         --the executive officer's ability to influence the Company's future performance,

         --the degree to which giving the executive officer long-term incentive might benefit the Company and its shareholders, and

         --the number of shares and options already beneficially owned by the executive officer.

Stock options generally have an exercise price equal to fair market value on the date of grant, and vest over time based on continued employment. The options granted to executive officers in October 1998 had five-year terms and vested ratably over five years. Therefore, because each of the executive officers to whom these grants were made have left the Company, the bulk of these options did not vest and the underlying shares returned to the reserve that the Company has available for future grants to other executive officers, employees and consultants.

         OTHER BENEFITS. The Compensation Committee believes that the Company must offer a competitive program of other benefits to attract and retain executive officers. During 1998, the Company provided its executive officers the substantially similar medical and other benefits to its executive officers as those generally available to its other full-time employees. The Company also provided Messrs. Stealey and Pickens with use of Company automobiles and paid certain country club expenses on their behalf, in order to remain competitive with compensation practices of other relevant companies.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The Company bases the compensation paid to the Company's Chief Executive Officer on the same elements and measurements of performance that it uses to determine the compensation of the Company's other executive officers. In particular, the Board of Directors approved Mr. Stealey's employment agreement (as described in "Employment Agreements" above) and his base salary for 1998, did not pay him any cash bonus during 1998 and granted him a significant number of stock options to incentivize his future performance. As noted above, Mr. Stealey resigned from the Company in August 1999.

         SECTION 162(m) OF THE CODE

         It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies beginning in 1994. The Compensation Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

         Neither the material in this report, nor the Performance Graph below, is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the

Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                  Submitted by:             THE BOARD OF DIRECTORS

                                            Jacob Agam

                                            J. Nicholas England III

                                            David H. Kestel

                                            W. Joseph McClelland

                                            J.W. Stealey


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In May 1998, the Company established a Compensation Committee which is responsible for the approval of compensation arrangements for the officers of the Company, their view of the Company's compensation plans and the administration of the Company's employee benefit plans. The Compensation Committee consists of Messrs. Kestel, McClelland and Stealey. Except for Mr. Stealey, who was Chief Executive Officer of the Company until August 1999, no member of the Compensation Committee is or has been an executive officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any company which has one or more executive officers serving on the Company's Board of Directors or its Compensation Committee.

[PERFORMANCE GRAPH APPEARS BELOW]

         The following graph shows a comparison of cumulative total shareholder returns(1) for the Company, the CRSP Total Market Return Index of the Nasdaq Stock Market and CRSP Nasdaq Non-Financial Stocks Total Return Index. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on July 22, 1998 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the stocks in the CRSP Total Market Return Index of the Nasdaq Stock Market and the stocks in the CRSP Nasdaq Non-Financial Stocks Index.

---------------------- ---------- ---------- --------- ----------
                        7/22/98    12/31/98   6/30/99   10/29/99
---------------------- ---------- ---------- --------- ----------
IENT (IENTC)            100.00      53.52      25.78      16.79
---------------------- ---------- ---------- --------- ----------
NASDAQ CRSP Total       100.00     116.90     143.12     157.22
---------------------- ---------- ---------- --------- ----------
NASDAQ Non-Financial    100.00     120.05     148.74     166.23
---------------------- ---------- ---------- --------- ----------
(1) Total return assumes reinvestment of dividends.
(2) Total returns for the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks indices are weighted based on market capitalization.


CERTAIN TRANSACTIONS

         The Company, Mr. Stealey and Robert Pickens, former President of the Company, are parties to a January 3, 1995 Stock Purchase and Stockholder Agreement (the "Co-Sale Agreement"). The Co-Sale Agreement grants Mr. Pickens a co-sale right to participate in any transfer of shares of Common Stock by Mr. Stealey on the same terms and conditions as offered to the third party by Mr. Stealey. The co-sale right entitles Mr. Pickens to participate in such transfer in the same proportion to the number of shares to be sold by Mr. Stealey that the number of shares of Common Stock owned by Mr. Pickens prior to the transfer bears to the number of shares of Common Stock owned by Mr. Stealey prior to the transfer. Mr. Pickens resigned from his position as President of the Company in October 1998.

         The Company has also entered into a marketing agreement, dated January 3, 1995, with Mr. Stealey, pursuant to which Mr. Stealey makes his T-28 Trojan aircraft and his services as a pilot available to the Company in consideration for which the Company pays all of the expenses to store, operate and maintain such aircraft and to maintain Mr. Stealey's pilot license. This marketing agreement was terminated in November 1999.

         On March 6, 1995, the Company issued a demand Promissory Note to Mr. Pickens in the principal amount of $600,000 at an annual interest rate of 12%, which increased to 14% on June 30, 1996 because the balance thereunder exceeded $400,000 on that date. In consideration of this loan, the Company issued warrants to Mr. Pickens to purchase 13,845 shares of Common Stock at an exercise price of $1.00 per share. In connection with the Company's Series B Preferred Stock financing, Mr. Pickens, on February 4, 1998, converted the outstanding principal of $600,000 into 132,744 shares of Series C Preferred Stock, which shares will be converted into 132,744 shares of Common Stock in connection with the Recapitalization. Also in connection with the Recapitalization, Mr. Pickens has forgiven $50,000 of the accrued interest outstanding in connection with this loan in payment of the $1.00 per share exercise price of his 50,000 Recapitalization Options. The Company paid Mr. Pickens $111,421 of the remaining $183,864 in accrued interest due to him under this loan upon the consummation of the Company's initial public offering in July 1998.

         On April 11, 1995, the Company entered into a joint development agreement with NDL for the development of the Company's DEMON technology. J. Nicholas England, a director of the Company, is a director of NDL. To date, the Company has paid $322,500 to NDL for the rights to the technology which includes amounts paid pursuant to a royalty of 1% of net sales based on products that incorporate the DEMON technology.

         On December 4, 1995, the Company entered into a leasehold agreement with Southport Business Park Limited Partnership ("Southport") for the Company's principal executive offices located at 215 Southport Drive in Morrisville, North Carolina. The term of the lease is for a period of five years commencing April 1, 1996 at a monthly rent of $13,962, subject to adjustment in certain circumstances. J. W. Stealey has executed a personal guarantee in favor of Southport in connection with the leasehold agreement.

         Since the Company's inception, Mr. Stealey has executed several personal guaranties and pledges of personal collateral in favor of BB&T, one of the Company's primary bank creditors, in connection with revolving and term loans extended by BB&T to the Company. On January 24, 1997, the Company issued a $2,500,000 Promissory Note to BB&T secured by Mr. Stealey's guarantee and pledge of collateral. The January 24, 1997 note has been paid in full, and Mr. Stealey's guarantee and pledge in respect thereof have been extinguished. On August 25, 1997, the Company issued a $2,750,000 Promissory Note to BB&T secured by Mr. Stealey's guarantee and pledge of collateral in replacement of the January 24, 1997 note. On November 25, 1997, the Company issued a $250,000 Promissory Note to BB&T secured by Mr. Stealey's guarantee and pledge of collateral. The November 25, 1997 note has been paid in full, and Mr. Stealey's guarantee and pledge in respect thereof have been extinguished. On March 27, 1998, the Company issued a $250,000 Promissory Note to BB&T secured by Mr. Stealey's guarantee and pledge of collateral. In connection with his guaranties to BB&T, the Company became obligated to pay Mr. Stealey a fee equal to 6% per annum of the indebtedness borrowed. All of such indebtedness has been repaid and Mr. Stealey waived all payment rights relating to his guaranties.

         On May 20, 1996, the Company issued a Promissory Note to Mr. Stealey in the principal amount of $1,000,000, payable on November 17, 1996, with interest at the annual rate of 15%, increasing to 17% if the Company did not repay Mr. Stealey by November 17, 1996. In connection with this loan, the Company issued warrants to Mr. Stealey to purchase 25,000 shares of Common Stock at a price of $2.00 per share. Under the original terms of the note, if the note was not repaid by November 17, 1996, the Company was obligated to issue additional warrants to Mr. Stealey to purchase 25,000 shares of Common Stock per 180 days prorated over the time until repayment occurred. On March 20, 1997, in connection with a loan to the Company made by Petra, Mr. Stealey waived his right under the note to accrue additional warrants after November 16, 1997. On February 4, 1998, in connection with the Company's Series B Preferred Stock financing, Mr. Stealey converted the $1,000,000 principal outstanding under the May 20, 1996 note into 221,239 shares of Common Stock. In connection with the Recapitalization effected in connection with the Company's initial public offering in July 1998 (the "Recapitalization"), Mr. Stealey has forgiven $268,750 of the accrued interest outstanding under this note in payment of the $1.00 per share exercise price of his 268,750 Recapitalization options.

         On July 10, 1996, the Company issued a Promissory Note to Mr. Stealey in the principal amount of $1,000,000, payable on January 6, 1997, with interest at the annual rate of 15%, increasing to 17% if the Company did not repay Mr. Stealey by January 6, 1997. In connection with this loan, the Company issued warrants to Mr. Stealey to purchase 50,000 shares of Common Stock at a price of $6.00 per share. Under the original terms of the note, if the note was not repaid by January 6, 1997, the Company was obligated to issue additional warrants to Mr. Stealey to purchase 250,000 shares of Common Stock per 180 days prorated over the time until repayment occurred. On March 20, 1997, in connection with a loan to the Company by Petra, Mr. Stealey waived his right under the note to accrue additional warrants after January 6, 1998. On February 4, 1998, in connection with the Company's Series B Preferred Stock financing, Mr. Stealey converted the $1,000,000 principal outstanding under the July 10, 1996 note into 221,239 shares of Common Stock. The Company paid Mr. Stealey $234,729 accrued interest due to him in connection with the loan upon consummation of the Company's initial public offering.

         The Company has borrowed approximately $870,000 from Laura M. Stealey, the former wife of Mr. Stealey, under a $1,000,000 credit line established by Ms. Stealey in favor of the Company, which is guaranteed by Mr. Stealey, pursuant to a Letter Agreement dated October 31, 1996. In consideration of the credit line, the Company granted to Ms. Stealey a warrant exercisable for 14,948 shares of Common Stock at a purchase price of $5.82 per share. On March 24, 1997, in connection with a loan to the Company by Petra, Ms. Stealey waived her right to convert debt under the credit line into shares of the Company's Common Stock. The Company repaid the entire principal amount, plus the $117,175 in accrued interest thereon through March 31, 1998, of this credit line upon the consummation of the Company's initial public offering.

         On February 4, 1998, Vertical Financial Holdings, Suriel Financial Consulting and several other investors purchased an aggregate of 778,746 shares of the Company's Series B Preferred Stock for $3,500,000. At that time
Mr. Suriel was a director of the Company and of Vertical Financial Holdings, as well as founder and a principal of Suriel Financial Consulting. All of the Series B Preferred Stock investors have signed a proxy agreement with Vertical Financial

Holdings granting Vertical Financial Holdings voting rights with respect to their shares. In connection with the Recapitalization, the 778,746 shares of Series B Preferred Stock converted into 2,045,649 shares of Common Stock.

         The Company and General Capital, an affiliate of Vertical Financial Holdings, have also signed a Marketing Agreement dated February 4, 1998, pursuant to which the Company is obligated to pay $400,000 to General Capital for marketing services when the Company's shareholders' equity equals or exceeds $5,000,000. The Company satisfied such obligation upon the consummation of the Company's initial public offering.

         In August 1999, the Company and Mr. Stealey (the Company's founder and then Chairman and CEO), entered into an agreement: (1) providing for the resignation of Mr. Stealey from his position as Chairman and CEO; (2) appointing Jacob Agam, a designee of Vertical Financial Holdings (a significant shareholder of the Company), as Chairman of the Board to fill the vacancy created by the departure of Avi Suriel; and (3) designating management's slate of nominees for election to the Board at the annual meeting of shareholders (to include a total of three designees from Vertical, together with Mr. Stealey and one designee of Mr. Stealey). Vertical also signed the agreement for the purpose of agreeing to vote its shares in favor of management's slate of nominees. As part of this agreement, the Company also agreed to: (1) retain Mr. Stealey as a consultant through December 31, 2000 at an annual fee of $180,000 and other benefits identical to those provided his employment agreement, which agreement was terminated, together with Mr. Stealey's severance rights thereunder (this consulting arrangement was terminated in November 1999 as described below); (2) undertake best efforts to have Mr. Stealey removed from personal guarantees he made to secure approximately $1 million of Company indebtedness (Mr. Stealey arranged to have the Company released from this indebtedness in November 1999 as described below); (3) grant certain registration rights to Mr. Stealey with respect to his shares; (4) sell to Mr. Stealey for $1,000 the Company's rights to its old name, logo, and URL (imagicgames.com) following the Company's transition to its new name; and (5) limit Mr. Stealey's noncompetition restriction to nonsolicitation of Company employees for the next 17 months.

         In November 1999, the Company effected a balance sheet reorganization involving the following transactions, the following components of which were consummated with affiliated parties:


         A) Vertical Financial Holdings, a significant shareholder of the Company, purchased 700,000 shares of common stock for $700,000. Jacob Agam, the Chairman of the Company's Board of Directors, is Chairman of Vertical Financial Holdings.

         B) J.W. Stealey, the Company's founder, former CEO and current director, arranged for the release of the Company from $1,000,000 of line-of-credit indebtedness to BB&T in exchange for 1,000,000 shares of common stock. In addition, Mr. Stealey's resignation agreement dated August 16, 1999 was amended such that his consulting services are no longer being used and the sole remaining consideration due him was reduced to one lump sum payment of $200,000 (less the value of 12 months of health insurance payments and car lease payments totaling approximately $20,000) and 50,000 shares of the Company's common stock.

              This payment was made on November 12, 1999. The Company also agreed to convey to Mr. Stealey all trademarks and available rights to the name Interactive Magic, pending shareholder approval of the name change to iEntertainment Network. Mr. Stealey agreed to waive the interest due him from the Company in the amount of $183,000 under the terms of the line of credit agreement with BB&T that he personally guaranteed.

         The Company granted registration rights for the shares of common stock underlying the Series D Preferred Stock and the shares of common stock purchased in connection with the reorganization. In addition, Mr. Stealey and Vertical Financial Holdings agreed to vote all of their shares at the next annual meeting in favor of the Series D Preferred Stock financing and the convertibility of such shares into common stock.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 1998.

OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

                                                                      APPENDIX A



                              ARTICLES OF AMENDMENT

                                       OF

                             INTERACTIVE MAGIC, INC.


         Pursuant to Section 55-6-02 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the preferences, limitations and relative rights of a new series of its shares of Preferred
Stock:

         1. The name of the corporation is Interactive Magic, Inc.

         2. The amendment to the Articles of Incorporation of the corporation attached hereto as Exhibit A was duly adopted by the Board of Directors of the corporation effective the 5th day of November, 1999.

         3. These Articles of Amendment will be effective upon filing.

         This the 10th day of November, 1999.


                                            INTERACTIVE MAGIC, INC.


                                            By:
                                                --------------------------------
                                                Name:  Mike Pearce
                                                Title:  Chief Executive Officer

                                                                       EXHIBIT A

1. Article IV of the Articles of Incorporation of Interactive Magic, Inc. (the "Corporation") is hereby amended to delete the heading for Section 4.4 in its entirety and to replace it to read as follows:

         Section 4.4. Designation of Series A, Series B, Series C and Series D Preferred Stock.

2. Article IV of the Corporation's Articles of Incorporation is hereby amended to add a new subsection Section 4.4(d) which shall read in its entirety as follows:

         (d) Series D Convertible Preferred Stock.

         (1) DESIGNATION AND AMOUNT. The designation of this series, which consists of 4,910.844 shares of Preferred Stock, is Series D Convertible Preferred Stock (the "SERIES D PREFERRED STOCK") and the stated value shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

         (2) RANK. The Series D Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.10 per share (the "COMMON STOCK"); (ii) prior to the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series D Preferred Stock obtained in accordance with Section 9 hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (collectively, with the Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the Series C Preferred Stock, the "JUNIOR SECURITIES"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Section 9 hereof) specifically ranking, by its terms, on parity with the Series D Preferred Stock ("PARI PASSU SECURITIES"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Section 9 hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock ("SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         (3) DIVIDENDS. The Series D Preferred Stock shall not bear any dividends. Except as provided below, in no event, so long as any Series D Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than, in each case, a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a class.

         (4) LIQUIDATION PREFERENCE

                  (a) LIQUIDATION EVENT. If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock, subject to Section 6, shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution paid on any Pari Passu Securities after the date of filing of these Articles of Amendment) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distribution made after the date of filing of these Articles of Amendment shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.

                  (b) LIQUIDATION PREFERENCE. For purposes of these Articles of Amendment, the "LIQUIDATION PREFERENCE" with respect to a share of the Series D Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) an amount equal to six percent (6%) per annum of such Stated Value for the period beginning on the date of issuance thereof (the "ISSUE DATE") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period), plus (iii) the amount of any outstanding Conversion Default Payments (as defined in Section 6(e) below), Delivery Default Payments (as defined in Section 6(d) below) and payments owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement (as defined below). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Articles of Amendment filed in respect thereof.

         (5) REDEMPTION.

                  (a) MANDATORY REDEMPTION. If any of the following events (each, a "MANDATORY REDEMPTION EVENT") shall occur:

                           (i) The Corporation fails to issue shares of Common
Stock to the holders of Series D Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of these Articles of Amendment (for a period of at least 60 days if such failure is solely as a result of the circumstances governed by the second paragraph of Section 6(e) below and the Corporation is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series D Preferred Stock as and when required by these Articles of Amendment or the Registration Rights Agreement, dated as of the Closing Date (as defined in the Purchase and Exchange Agreement (defined below)), among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series D Preferred Stock upon conversion of the Series D Preferred Stock as and when required by these Articles of Amendment, the Securities Purchase and Exchange Agreement, dated as of November 8, 1999, between the Corporation and the other signatories thereto (the "PURCHASE AND EXCHANGE AGREEMENT") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(g) or 5 of the Purchase and Exchange Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for 10 days after the Corporation shall have been notified thereof in writing by any holder of Series D Preferred Stock;

                           (ii) The Corporation fails to obtain effectiveness
with the Securities and Exchange Commission (the "SEC") prior to 180 days after the Closing Date (as defined in the Purchase and Exchange Agreement) of the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within 60 days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "REGISTRABLE SECURITIES") otherwise cannot be made thereunder (whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Corporation's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights

Agreement or otherwise) for more than 30 consecutive days or more than 60 days in any 12-month period after such Registration Statement becomes effective;

                           (iii) The Corporation or any subsidiary of the
Corporation shall voluntarily make an assignment for the benefit of creditors, or voluntarily apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business;

                           (iv) Bankruptcy, insolvency, reorganization or
liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by the Corporation or any subsidiary of the Corporation and, if not instituted voluntarily by the Corporation or any such subsidiary, shall be consented to or acquiesced in by the Corporation or such subsidiary or shall be converted to a voluntary case;

                           (v) The sale, conveyance or disposition of all or
substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (other than transactions described in subparagraph (vi) or (vii) below, which shall be governed by such subparagraphs) (PROVIDED, HOWEVER, that no transaction described in this subparagraph shall constitute a Mandatory Redemption Event unless the Board of Directors of the Corporation shall have approved such transaction (including, in the case of a tender offer to, or proxy solicitation of, the shareholders of the Corporation which results in the consummation of any such transaction, the approval of the commencement of such tender offer or proxy solicitation));

                           (vi) The consolidation, merger or other business
combination of the Corporation with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each a "PERSON") or Persons when the Corporation is not the Survivor (as defined below) and either (i) the Survivor is not subject to the periodic filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "SEC FILING REQUIREMENTS"), or (ii) the Survivor is subject to the SEC Filing Requirements and the consideration to be paid to the shareholders of the Corporation in such transactions consists of cash or a combination of cash and securities or other property (PROVIDED, HOWEVER, that no transaction described in this subparagraph shall constitute a Mandatory Redemption Event unless the Board of Directors of the Corporation shall have approved such transaction (including, in the case of a tender offer to, or proxy solicitation of, the shareholders of the Corporation which results in the consummation of any such transaction, the approval of the commencement of such tender offer or proxy solicitation));

                           (vii) The consolidation, merger or other business
combination of the Corporation with or into any other Person or Persons when the Corporation is not the Survivor and (A) the Survivor is subject to the SEC Filing Requirements, (B) the consideration to be paid to the stockholders of the Corporation in such transaction consists solely of capital stock of the

Survivor and (C) (i) the average of the Closing Bid Prices (defined below) of the Common Stock for the 20 consecutive Trading Days (defined below) ending on the later of (I) the third Trading Day immediately preceding the closing of such transaction, and (II) the date such transaction is approved by the holders of the requisite percentage of outstanding capital stock of the Corporation (such later date, the "MEASUREMENT DATE") (such average being hereinafter referred to as the "AVERAGE PRICE") is less than the product of (x) two, multiplied by (y) the Conversion Price in effect on the Measurement Date or (ii) if the Average Price is equal to or greater than the product of (x) two, multiplied by (y) the Conversion Price in effect on the Measurement Date, the Closing Bid Price of the Common Stock on the Trading Day immediately preceding the Measurement Date is less than the Average Price (PROVIDED, HOWEVER, that no transaction described in this subparagraph shall constitute a Mandatory Redemption Event unless the Board of Directors of the Corporation shall have approved such transaction (including, in the case of a tender offer to, or proxy solicitation of, the shareholders of the Corporation which results in the consummation of any such transaction, the approval of the commencement of such tender offer or proxy solicitation)); or

                           (viii) The Corporation shall fail (a) to prepare and
file with the SEC on or before November 24, 1999 a proxy statement in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder requesting the shareholders of the Corporation to approve the issuance of the Series D Preferred Stock and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Series D Preferred Stock pursuant to Rule 4310(c)(25)(H)(i) of the Nasdaq Stock Market or any successor rule ("SHAREHOLDER APPROVAL") or (b) to hold an annual or special meeting of its shareholders on or before December 31, 1999 and to obtain at such meeting the Shareholder Approval; provided that such date set forth in this clause (b) shall be extended to February 15, 2000 if the staff of the SEC reviews and provides to the Corporation written comments requiring changes to such proxy statement;

then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii), (v), (vii) or (viii), at the option of the holders of at least 50% of the then outstanding shares of Series D Preferred Stock exercisable by delivery of written notice (the "MANDATORY REDEMPTION NOTICE") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii), (iv) or (vi), the then outstanding shares of Series D Preferred Stock shall become immediately redeemable and the Corporation shall purchase each holder's outstanding shares of Series D Preferred Stock for an amount per share equal to the greater of (1) the sum of (a) 120% multiplied by the Stated Value of the shares to be redeemed plus (b) an amount equal to six percent (6%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "MANDATORY REDEMPTION DATE") plus (c) all Conversion Default Payments (as defined in Section 6(e) below), Delivery Default Payments (as defined in Section 6(d) below)) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement, and (2) the "PARITY VALUE" of the shares to be redeemed, where parity value means (except as provided below with respect to a Mandatory Redemption Event described in subparagraph (vi) above) the product of (a) the number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock in accordance with Section 6 below (without giving any effect to any limitations on conversions of shares contained herein, and treating the Trading Day immediately preceding the Mandatory Redemption Date as the "CONVERSION DATE" (as defined in Section 6(d)(iv))), multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "MANDATORY REDEMPTION AMOUNT"); PROVIDED, HOWEVER, in the case of any Mandatory Redemption Event described in subparagraph
(ii) above, the Corporation shall have the option, in lieu of redeeming the Series D Preferred Stock as provided above, to pay to each holder thereof, within five business days of the occurrence of such Mandatory Redemption Event, an amount in cash equal to One Hundred Dollars ($100) per share of Series D Preferred Stock not so redeemed (the "COVENANT DEFAULT AMOUNT"); PROVIDED, FURTHER, that the Corporation shall only have the right to deliver the Covenant Default Amount in respect of the Mandatory Redemption Event specified in subparagraph (ii) above if it has used its best efforts to obtain or maintain the effectiveness of any such Registration Statement in accordance with its obligations under the Registration Rights Agreement. If the Corporation fails to deliver the Covenant Default Amount within such five-business day period, it shall forfeit its right to so deliver the Covenant Default Amount and the Mandatory Redemption Amount shall become immediately payable. In the case of a Mandatory Redemption Event described in subparagraph (vi) above, "parity value" means the product of (a) the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock to be redeemed in accordance with this Section 5 (without giving effect to any limitations on conversions of the Series D Preferred Stock contained herein) multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the Announcement Date with respect to the transaction giving rise to such Mandatory Redemption Event and ending on the Measurement Date (the "MEASUREMENT PERIOD"). The Mandatory Redemption Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and the holders of the Series D Preferred Stock shall be entitled to exercise all other rights and remedies available at law or in equity. For purposes of this Agreement, "SURVIVOR" means, with respect to any consolidation, merger or other business combination to which the Corporation is a party, the surviving entity of such transaction; PROVIDED, HOWEVER, if the Corporation merges with and into another Person and more than 50% of the outstanding voting stock of the Corporation (if the Corporation is the surviving entity), or more than 50% of the outstanding voting stock of such Person (if such Person is the surviving entity), is owned by another Person that is subject to the SEC Filing Requirements, then the Person subject to such requirements shall be deemed the Survivor. "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on Nasdaq SmallCap as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series D Preferred Stock and the Corporation ("BLOOMBERG") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series D Preferred Stock being converted for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Series D Preferred Stock. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price on Nasdaq as reported by Bloomberg or, if Nasdaq is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series D Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Series D Preferred Stock. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "ANNOUNCEMENT Date" means the date on which the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or
(ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme).

                  (b) FAILURE TO PAY MANDATORY REDEMPTION AMOUNT. In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount within five business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series D Preferred Stock shall have the right at any time and from time to time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Section 6 below), in lieu of the Mandatory Redemption Amount, the number of shares of Common Stock of the Corporation equal to such applicable amount divided by any Conversion Price, as chosen in the sole discretion of the holder of Series D Preferred Stock, in effect from the date of the Mandatory Redemption Event until the date such holder elects to exercise its rights pursuant to this Section 5(b).

         (6) CONVERSION AT THE OPTION OF THE HOLDER

                  (a) CONVERSION AMOUNT. Each holder of shares of Series D Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series D Preferred Stock into Common Stock as set forth below (an "OPTIONAL CONVERSION"); provided, however, the Series D Preferred Stock shall not be convertible into more than 436,103 shares of Common Stock until such time as the Corporation shall have obtained Shareholder Approval or at such time as Shareholder Approval is no longer required, whether because the Common Stock is no longer listed on Nasdaq or otherwise. Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (1) the sum of (i) the Stated Value thereof plus (ii) the Premium Amount (as defined below) plus (iii) at the option of such holder of the Series D Preferred Stock, any Conversion Default Payments (as defined in Section 6(e) below), Delivery Default Payments (as defined in Section 6(d) below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement (the sum of (i), (ii) and (iii) being collectively referred to as the "CONVERSION AMOUNT"), by (2) the then effective Conversion Price (as defined below); PROVIDED, HOWEVER, that in no event shall a holder of shares of Series D Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation), subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(x) of such proviso. The "PREMIUM AMOUNT" means the product of the Stated Value, multiplied by .06, multiplied by (N/365), where "N" equals the number of days elapsed from the Issue Date to and including the Conversion Date (as defined in Section (6)(d)).

                  (b) CONVERSION PRICE. The Conversion Price shall be $1.00 (subject to adjustment for stock splits, stock dividends and similar events) (the "CONVERSION PRICE"). The Conversion Price shall be subject to adjustments pursuant to the provisions of Section 6(c) below.

                  (c) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) ADJUSTMENT DUE TO STOCK SPLIT, STOCK DIVIDEND,
ETC. If, at any time when Series D Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, or other similar event, then the Conversion Price shall be proportionately adjusted to give effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                           (ii) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC.
If, at any time when Series D Preferred Stock is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, sale of assets or other similar event (other than a transaction described in Section 7(b)), as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series D Preferred Stock shall thereafter have the right to receive upon conversion of the Series D Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series D Preferred Stock would have been entitled to receive in such transaction had the Series D Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series D Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series D Preferred Stock. The Corporation shall not effect any transaction described in this subsection
(ii) unless (A) it first gives, to the extent practical, prior written notice of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization, sale of assets or other similar event to the extent required by law (during which time the holders of Series D Preferred Stock shall be entitled to convert the Series D Preferred Stock), which notice shall be given concurrently with the first public announcement of such transaction and (B) the resulting successor or acquiring entity (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of Common Stock of the Corporation are entitled to receive as a result of such merger, consolidation, exchange of shares, recapitalization, reorganization, sale of assets or other similar event, assumes by written instrument all of the obligations of these Articles of Amendment, including this subsection (ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                           (iii) ADJUSTMENT DUE TO DISTRIBUTION. Subject to
Section 3, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the holders of Series D Preferred Stock shall be entitled, upon any conversion of shares of Series D Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                           (iv) ADJUSTMENTS TO CONVERSION PRICE UPON ISSUANCE OF
PURCHASE RIGHTS. Subject to Section 3, if at any time when any Series D Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (d) MECHANICS OF CONVERSION. In order to convert Series D Preferred Stock into full shares of Common Stock, a holder of Series D Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit B ("NOTICE OF CONVERSION") to the Corporation by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE"), on the date specified therein as the Conversion Date (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) to the office of the Corporation or its designated Transfer Agent for the Series D Preferred Stock, which notice shall specify the number of shares of Series D Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of

Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted); and (ii) surrender the original certificates representing the Series D Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series D Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                           (i) LOST OR STOLEN CERTIFICATES. Upon receipt by the
Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series D Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

                           (ii) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon
the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above) (the "DELIVERY PERIOD"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase and Exchange Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase and Exchange Agreement) to or upon the order of the holder (A) that number of shares of Common Stock for the shares of Series D Preferred Stock converted as shall be determined in accordance herewith and (B) a certificate representing the balance of the shares of Series D Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $2,000 per day in cash for each day beyond a three-day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon surrender of shares of Series D Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"); PROVIDED, HOWEVER, in the event of a failure by the Corporation to deliver shares upon conversion as a result of a Conversion Default (as defined below), the holder shall not be entitled to receive

Delivery Default Payments but shall be entitled to receive Conversion Default Payments in accordance with Section 6(e). Such Delivery Default Payments shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Section 6.

                           In lieu of delivering physical certificates
representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Section 6(a) and in this Section 6(d), the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                           (iii) NO FRACTIONAL SHARES. If any conversion of
Series D Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be the next higher number of shares.

                           (iv) CONVERSION DATE. The "CONVERSION DATE" shall be
the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Corporation or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series D Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders' preferential rights as holders of Series D Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

                  (e) RESERVATION OF SHARES. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series D Preferred Stock outstanding shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series D Preferred Stock, 5,794,796 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series D Preferred Stock (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(e) of the Purchase and Exchange Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock.

                  If at any time a holder of shares of Series D Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 6 (a "CONVERSION DEFAULT"), subject to Section 10, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series D Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (A) the Conversion Price on the Conversion Default Date (as defined below) and (B) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (x) such time that a holder of Series D Preferred Stock notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and
(y) a Conversion Default. In addition, the Corporation shall pay to the holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) .24, multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series D Preferred Stock held by such holder through the Authorization Date (as defined below), multiplied by (c) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series D Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the holder's option, as follows:

                           (i) In the event the holder elects to take such
payment in cash, cash
payment shall be made to the holder by the fifth day of the month following the month in which it has accrued; and

                           (ii) In the event the holder elects to take such
payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Section 6 (so long as there is then a sufficient number of authorized shares of Common Stock).

                           The holder's election shall be made in writing to the
Corporation at any time prior to 9:00 p.m., New York City Time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                  (f) NOTICE OF CONVERSION PRICE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

                  (g) STATUS AS STOCKHOLDERS. Upon submission of a Notice of Conversion by a holder of Series D Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of these Articles of Amendment. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the 10th business day after the expiration of the Delivery Period with respect to a conversion of shares of Series D Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the

Corporation) the holder shall regain the rights of a holder of such shares of Series D Preferred Stock with respect to such unconverted shares of Series D Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series D Preferred Stock to the holder or, if such shares of Series D Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series D Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Delivery Default Payments pursuant to Section 6(d) to the extent required thereby for such Delivery Default and any subsequent Delivery Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 6(e) for the Corporation's failure to convert the Series D Preferred Stock .

         (7) AUTOMATIC CONVERSION

                  (a) So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock are then
(x) authorized and reserved for issuance, (y) registered for re-sale under the Securities Act of 1933, as amended, by the holders of the Series D Preferred Stock (or may otherwise be resold publicly without registration or restriction as to volume) and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap, and (ii) there is not then a continuing Mandatory Redemption Event, each share of Series D Preferred Stock issued and outstanding on the third anniversary of the Issue Date (the "AUTOMATIC CONVERSION DATE") (together with the Premium Amount and any Conversion Default Payments, Delivery Default Payments and other amounts due and payable by the Corporation pursuant to
Section 2(c) of the Registration Rights Agreement) automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Section 6 hereof (the "AUTOMATIC CONVERSION"). The Automatic Conversion Date shall be delayed by one Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series D Preferred Stock that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder during the Registration Period (whether by reason of the Corporation's failure to properly supplement or amend the Prospectus in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Mandatory Redemption Event exists, without regard to whether any cure periods shall have run, or (iii) the Corporation is in breach of any of its obligations pursuant to Section 4(e) of the Purchase and Exchange Agreement. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holders.

                  (b) In the event that the Corporation enters into a consolidation, merger or other business combination with any Person or Persons when the Corporation is not the Survivor and (i) the Survivor is subject to the SEC Filing Requirements,
(ii) the consideration to be paid to the stockholders of the Corporation in such transaction consists solely of capital stock of the Survivor ("SURVIVOR CAPITAL STOCK"), (iii) the Average Price is equal to or greater than the product of (x) two, multiplied by (y) the Conversion Price in effect on the Measurement Date, and (iv) the Closing Bid Price of the Common Stock on the Trading Day immediately preceding the Measurement Date is equal to or greater than the Average Price, then, so long as the Survivor Capital Stock is then listed on Nasdaq, the NYSE or the AMEX and the resale thereof by Holder has been registered under the Securities Act or such stock may be resold by Holder without registration or restriction (including volume limitations) under the Securities Act, all shares of Series D Preferred Stock then outstanding (together with the Premium Amount and any Conversion Default Payments, Delivery Default Payments and other amounts due and payable by the Corporation pursuant to Section 2(c) of the Registration Rights Agreement) automatically shall be converted on the closing date for such transaction into the number of shares of Survivor Capital Stock that the holders thereof would have received in such transaction if they had converted such shares in full into Common Stock in accordance with, and subject to, the provisions of Section 6, at the Conversion Price then in effect. The Corporation shall not effect any transaction described in this Section 7(b) unless (x) it first gives, to the extent practical, prior written notice of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such transaction, to the extent required by law, which notice shall be given concurrently with the first public announcement of such transaction and (y) the Survivor assumes by written instrument the obligations of the Corporation under this Section 7. Holders of Series D Preferred Stock shall be permitted to convert such stock in accordance with the terms of Section 6 at any time following receipt of the notice described in clause (x) of the preceding sentence.

         (8) VOTING RIGHTS. The holders of the Series D Preferred Stock have no voting power whatsoever, except as otherwise provided by the North Carolina Business Corporation Act ("NCBCA"), in this Section 8, and in Section 9 below.

         Notwithstanding the above, the Corporation shall provide each holder of Series D Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the NCBCA the vote of the holders of the Series D Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by unanimous consent of holders of the shares of Series D Preferred Stock (except as otherwise may be required under the NCBCA) shall constitute the approval of such action by the class. To the extent that under the NCBCA holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the NCBCA.

         (9) PROTECTIVE PROVISIONS. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the NCBCA) of the holders of at least a majority of the then outstanding shares of Series D Preferred
Stock:

                  (a) alter, amend or repeal (whether by merger, consolidation or otherwise) any of the rights, preferences or privileges of the Series D Preferred Stock or any capital stock of the Corporation so as to affect adversely the Series D Preferred Stock;

                  (b) create any Senior Securities;

                  (c) create any Pari Passu Securities;

                  (d) increase the authorized number of shares of Series D Preferred Stock;

                  (e) issue any Senior Securities or Pari Passu Securities;

                  (f) increase the par value of the Common Stock, or

                  (g) do any act or thing not authorized or contemplated by these Articles of Amendment which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  In the event holders of at least a majority of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of these Articles of Amendment as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

         (10) PRO RATA ALLOCATIONS. The Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock issued to each holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series D Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series D Preferred Stock shall be allocated to the remaining holders of shares of Series D Preferred Stock, pro rata based on the number of shares of Series D Preferred Stock then held by such holders.

                                                                       EXHIBIT B
                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series D Preferred Stock)

         The undersigned hereby irrevocably elects to convert ______ shares of Series D Preferred Stock, represented by stock certificate No(s). __________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of Interactive Magic, Inc., a North Carolina corporation (the "CORPORATION") according to the conditions of the Articles of Amendment with respect to the Series D Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:___________________________________
         Account Number:_____________________________________________

|_| In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:_____________________________________
         Address:__________________________________


         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series D Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

               Date of Conversion:_____________________________
               Conversion Price:_______________________________
               Number of Shares of
               Common Stock to be Issued:______________________

               Signature:______________________________________
               Name:___________________________________________
               Address:________________________________________


*The Corporation is not required to issue shares of Common Stock until the original Series D Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Articles of Amendment for the number of business days such issuance and delivery is late.

                             INTERACTIVE MAGIC, INC.
                         215 Southport Drive, Suite 1000
                        Morrisville, North Carolina 27560

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 ---------------
                                      PROXY
                                 ---------------


         The undersigned hereby appoints Jacob Agam and Michael Pearce, and each or either of them as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated on this proxy card, all the shares of Common Stock of Interactive Magic, Inc. held of record by the undersigned on November 30, 1999, at 10:00 a.m. local time at the annual meeting of shareholders to be held on December 30, 1999, or at any adjournment thereof.

      1. In the election of five directors:

         For management's slate, except those    Against management's slate (  )
         marked out below  (  )

                  Jacob Agam   Marc Goldfarb     Michael Pearce
                      W. Joseph McClelland    J.W. Stealey


      2. To amend the Company's Articles of Incorporation to change its name to iEntertainment Network, Inc.:

                         For ( ) Against ( ) Abstain ( )


      3. To reserve an additional 1,000,000 shares of common stock under the Company's 1998 Stock Plan:

                         For ( ) Against ( ) Abstain ( )


      4. To ratify the Series D preferred stock financing of the Company:

                         For ( ) Against ( ) Abstain ( )


      5. To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 1999:

                         For ( ) Against ( ) Abstain ( )


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS

MADE, THIS PROXY WILLBE VOTED "FOR" MANAGEMENT'S SLATE OF DIRECTORS AND PROPOSALS 2-5, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS CONSIDERED AT THE MEETING.

         PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

         Signature                                    Date:  December __, 1999

                                                      Date:  December __, 1999
                Signature, if held jointly

         NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.